UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 3, 2010

Date of Report (Date of earliest event reported)

OSI Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Saw Mill River Road
Ardsley, NY 10502

(Address of principal executive offices)

(914) 231-8000

(Registrant's telephone number, including area code)

N/A

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Company Change in Control (as defined below) on June 3, 2010 and the consummation of the Merger (as defined below) on June 8, 2010 each constituted a "Fundamental Change" under the Indentures (the "Indentures") between OSI Pharmaceuticals, Inc. (the "Company") and The Bank of New York Mellon relating to Company's 2% Convertible Senior Subordinated Notes Due 2025 (the "2025 Notes") and 3% Convertible Senior Subordinated Notes Due 2038 (the "2038 Notes", and together with the 2025 Notes, the "Convertible Notes").  As a result, holders of the Convertible Notes have the right (1) to require the Company to repurchase their Convertible Notes at their principal amount plus accrued and unpaid interest on a certain date (the "Fundamental Change Purchase Date") as set forth in the Indentures or (2) to convert their Convertible Notes pursuant to the applicable Indenture for cash at the then applicable conversion rate, as may be adjusted under the applicable Indenture.  The Fundamental Change Purchase Date for the Convertible Notes in connection with the Company Change in Control is July 16, 2010.  The Fundamental Change Purchase Date for the Convertible Notes in connection with the Merger is July 21, 2010.  Assuming that each holder of Convertible Senior Notes elected to convert its Convertible Notes, the Company would be obligated to make aggregate payments of approximately $408 million.  On June 4 and June 9, 2010, the Company issued press releases announcing the Fundamental Changes under the Indenture governing the 2025 Notes, which press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

In connection with the completion of the Merger, on June 8, 2010, the Company notified The NASDAQ Stock Market ("NASDAQ") that the Merger had been completed and requested that NASDAQ file a delisting notification on Form 25 with the Securities and Exchange Commission (the "SEC") to delist the Company's common stock, par value $.01 per share (the "Common Stock") and terminate the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, which NASDAQ filed with the SEC on June 8, 2010.  Trading of the Common Stock on The NASDAQ Global Select Market was suspended following the close of the NASDAQ trading session on June 8, 2010.

ITEM 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Items 2.04 and 5.01 of this Report is incorporated by reference into this Item 3.03.

ITEM 5.01 Changes in Control of Registrant.

As previously disclosed, on May 16, 2010, the Company entered into an agreement and plan of merger with Astellas Pharma Inc., a corporation formed under the laws of Japan ("Astellas"), Astellas US Holding, Inc. ("Parent"), a Delaware corporation and wholly-owned subsidiary of Astellas and Ruby Acquisition, Inc. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Parent (as amended by the First Amendment to the Agreement and Plan of Merger, dated June 3, 2010, by and among Astellas, Holding, Merger Sub and the Company, the "Merger Agreement"), pursuant to which, among other things, Astellas amended its existing offer to purchase all of the issued and outstanding shares of the Company's Common Stock, including the associated rights to purchase shares of Series SRP Junior Participating Preferred Stock, par value $0.01 (the "Rights", and together with the Common Stock, the "Shares"), to offer cash consideration of $57.50 per Share (the "Offer Price"), without interest (as amended, the "Offer").

On June 3, 2010, Astellas announced that the initial offering period had expired at midnight, New York City time, on June 2, 2010 and that it had commenced a subsequent offering period for all remaining untendered Shares, which expired at midnight, New York City time, on June 7, 2010.  The depositary for the Offer advised Astellas that a total of 48,415,727 Shares were validly tendered and not withdrawn prior to the expiration of the initial offering period and 4,190,714 Shares were tendered through guaranteed delivery procedures, representing an aggregate of 52,606,441 Shares or approximately 86% of the Company's issued and outstanding Shares.  All Shares that were validly tendered in the initial offering period and not withdrawn were accepted for payment by Merger Sub.  Upon the acceptance of Shares for payment pursuant to the Offer on June 3, 2010 (the "Acceptance Time"), a change of control of the Company occurred (the "Company Change in Control"). The depositary for the Offer advised Astellas that an additional 4,625,916 Shares were validly tendered prior to the expiration of the subsequent offering period, which, together with the Shares tendered in the initial offering period, represented approximately 93% of the Company's issued and outstanding Shares.  All Shares that were validly tendered in the subsequent offering period were immediately accepted for payment by Merger Sub.

On June 8, 2010, pursuant to the terms of the Merger Agreement and in accordance with Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub was merged by way of a "short-form" merger (the "Merger") with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Holding without a vote of the Company's stockholders.  At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company, Astellas, Holding, Merger Sub or stockholders who are entitled to demand and properly perfect appraisal rights under the DGCL) was converted into the right to receive the Offer Price, without interest.

The total amount of funds necessary to complete the Offer and the Merger was approximately $4 billion.  Certain of the expenses incurred in connection with the Offer and Merger were paid by the Company using the Company's available cash on hand and Astellas provided the remaining funds required to consummate the Offer and the Merger to Merger Sub from its available cash on hand.

 The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on May 17, 2010.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, following the Acceptance Time, each of Colin Goddard, Santo J. Costa, Joseph Klein, III, Kenneth B. Lee, Jr., David W. Niemiec, Herbert M. Pinedo and John P. White resigned from the Board of Directors of the Company (the "Board"), effective June 3, 2010.  Pursuant to the Merger Agreement, and effective as of June 3, 2010, designees of Astellas, William Fitzsimmons, Linda Friedman, Stephen Knowles and Patrick Shea, were appointed to the Board.  Each of Astellas' designees are officers of Astellas or one of its subsidiaries.  Additional information about Astellas' designees was previously disclosed in the Information Statement comprising Annex C to Amendment No. 6 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on May 20, 2010 and is incorporated herein by reference.  Effective on June 3, 2010, Robert A. Ingram also resigned from the Board.  In addition, pursuant to the employment agreement, as amended, between the Company and Dr. Colin Goddard, the Company's Chief Executive Officer, Dr. Goddard gave notice on June 3, 2010 of his election to terminate his employment for "good reason" based on the Company Change in Control, which shall become effective on July 2, 2010 unless otherwise agreed to by the relevant parties.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of the Company were removed and Linda Friedman, Seigo Kashii and Stephen Knowles, the directors of Merger Sub immediately prior to the Effective Time, became the initial directors of the surviving corporation.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company's Certificate of Incorporation was amended and restated in its entirety.  A copy of the Company's certificate of incorporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company's bylaws were amended and restated in their entirety.  A copy of the Company's bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2010

OSI Pharmaceuticals, Inc.

By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of OSI Pharmaceuticals, Inc.
3.2	Bylaws of the Surviving Corporation
99.1	Press Release of OSI Pharmaceuticals, dated June 4, 2010
99.2	Press Release of OSI Pharmaceuticals, dated June 9, 2010